UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2024

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 579-5992 Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Stockholders of Stronghold Digital Mining, Inc. (the “Company”) held on June 18, 2024 (the “Annual Meeting”), management proposals 1, 2 and 3 were approved. The proposals below are described in detail in the Company’s proxy statement for the Annual Meeting, dated April 29, 2024.

The final voting results are as follows:

1. The election of seven directors for a one-year term expiring in 2024:

Name of Director	For	Withheld	Broker Non-Votes
Matthew J. Smith	4,154,277	1,099,120	3,940,167
Thomas R. Trowbridge, IV	4,127,613	1,125,784	3,940,167
Indira Agarwal	4,159,975	1,093,422	3,940,167
Thomas Doherty	4,126,490	1,126,907	3,940,167
Gregory A. Beard	4,156,478	1,096,919	3,940,167
Sarah P. James	3,932,590	1,320,807	3,940,167
Thomas J. Pacchia	4,163,668	1,089,729	3,940,167

2.Approval of the Amendment to the Company’s Omnibus Incentive Plan to increase the number of shares available for awarding.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,802,039	435,675	1,015,683	3,940,167

3.The ratification of Urish Popeck & Co., LLC as our registered public accounting firm for the 2023 fiscal year.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,091,772	1,063,443	38,349	(0)

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_____________
*    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRONGHOLD DIGITAL MINING, INC.

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer and Co-Chairman
Date: June 24, 2024